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                                                                   EXHIBIT 10.15

                             EMPLOYMENT AGREEMENT


         This contract of employment is made and entered into by and between Thomas Nelson, Inc., a Tennessee corporation, hereinafter referred to as "Employer", and Raymond T. Capp, hereinafter referred to as "Employee".

         Employer desires to employ Employee in the capacity of Senior Vice President, Distribution and Systems, with all principal powers, duties and responsibilities attendant thereto, and such other duties as shall be requested of Employee by the Company, and Employee desires to be so employed by Employer. In consideration therefore, the parties mutually agree as follows:

A.       TERM OF AGREEMENT

         The term of this contract shall be for a period of one (1) year from the date of execution unless sooner terminated as provided for herein and shall automatically renew for additional thirty (30) day periods unless 1) cancelled upon thirty (30) days written notice by either party or 2) superseded by a new employment agreement.

B.       EMPLOYEE COMPENSATION

         Employee's remuneration shall be as set forth in Schedule A attached to this Agreement and incorporated herein.

C.       EMPLOYEE CONDUCT

         As Senior Vice President, Distribution and Systems, Employee recognizes and understands his fiduciary relationship with and responsibilities to Employer and Employee therefore promises to act always in good faith and in the best interests of Employer in the discharge of his duties and obligations. Further, Employee agrees to devote his full time and efforts to his employment with Employer. Should Employee during the term of this Agreement fail to so devote his full working time and efforts to the benefit of Employer for any reason other than illness or disability, or should he engage in any activity or enterprise competing or conflicting with the business or activities of Employer, its subsidiaries, partners, or agents, or should he engage in any illegal or criminal conduct or acts of insubordination or moral turpitude (such as fornication, adultery, theft, embezzlement and/or fraud), or should he violate any of the terms and provisions of Paragraph D hereunder, then Employer at its sole discretion, may terminate the employment of Employee immediately and all Employee's rights hereunder shall end upon such termination by Employer, and Employee's only rights hereunder in such event shall be to receive all salary accrued through the date of termination.
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D.       CONFIDENTIAL CLAUSES AND NON-COMPETITION AGREEMENT

         Employee further agrees as follows:

         (1)     During Employment by Employer:

                 Confidential Information

                 Employee recognizes and acknowledges that there are certain trade secrets related to Employer's Bible, book, gift, music and audio/video businesses including, but not limited to, the names, royalties, account information and/or business relationships pertaining to Employer's artists, authors, writers, customers, and manufacturers, as well as certain information related to manufacturing schedules and procedures, new products, future plans, marketing practices, sales volumes of various products, and other items of Employer's businesses not specifically mentioned herein.

                 Employee recognizes and understands that he holds a position of fiduciary privilege, and except as authorized in writing by Employer, he agrees during the term of this Agreement and thereafter to refrain from disclosing to any person, firm, corporation, partnership, association or other business entity, or to use for his own benefit, any trade secrets, unique business information, plans, products, manufacturing data, customer lists, author and artist lists, or any other confidential information relating to any and all ongoing business activities of Employer, or its parent company, or its subsidiaries, the disclosure of which he knows, or in the exercise of reasonable care should have reason to know, may, can, or will be damaging or harmful to Employer's business activities or those of its parent company, subsidiaries, or which disclosure shall serve to direct or divert corporate opportunities, product sales, and/or profits away from Employer, its parent company, its subsidiaries, partners, or agents, to the person, firm, corporation, partnership, association, or the given entity to whom or to which such disclosure is made.

         (2)     Subsequent to Termination of Employment:

                 Non-Competition

                 It is understood and agreed that upon Employee's termination, Employee may seek employment with a company engaged in distribution of goods which activity shall not be considered as competitive with Employer's business. Notwithstanding the foregoing, Employee agrees that for a period extending two (2) years from the date of





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                 Employee's termination with Employer for any reason:


                   (i) He will not negotiate or enter into any contract with any songwriter, recording artist author, writer, editor, designer, packager other person who, at the time of termination, is under contract to Employer, or its subsidiaries, or with whom Employer or its subsidiaries is negotiating at such time, or with whom Employer or any of its subsidiaries enters into any contract or agreement during the non-compete period hereunder. Employee further agrees not to negotiate or enter into contract with any of the above persons for a period of two (2) years following the expiration of any such person's contract with Thomas Nelson or any of its subsidiaries.

                  (ii) He will not attempt to procure, nor encourage others to procure the employment of any employees of Employer or its subsidiaries who are employed at the time of execution hereof or such employees as may become employed by Employer or any of its subsidiaries during the non-compete period hereunder.

                 (iii) He will not engage in publishing, producing or distributing Bibles, religious books, religious music, religious audio/video product, or religious or secular gift and stationery products, nor divert to other companies any recording artists, songwriters, authors, writers, editors, designers, packagers, or any other person under contract with Employer or its subsidiaries or with whom Employer is negotiating at the time of termination, in any geographical region in which Employer or any of its subsidiaries conduct such business or sell such Products both as of the time of execution hereof and throughout the noncompete period hereunder.

                  (iv) He agrees never to make, utter, write, nor otherwise publish derogatory or defamatory statements which can, may, or do cause harm, whether intended or not, to the relationship between Employer or its parent and any of its customers, personnel, producers, artists, authors, or writers.

E.       REMEDIES

         Employee acknowledges that he will receive privileged information from Employer during his employment and that he




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         will have substantial access to Employer's trade secrets, business information and personnel data. In consideration of his employment and the privilege of access to Employer's trade secrets, information, business methods and personnel data, Employee acknowledges that the restrictions contained within Paragraph D are reasonable and necessary in order to preserve Employer's legitimate interests and that any violation thereof would result in irreparable injury to Employer for which monetary damages would be an inadequate remedy. Therefore, Employee acknowledges and agrees that in the event of any violations thereof, Employer may seek from any court of competent jurisdiction preliminary and permanent injunctive relief as well as an equitable accounting of all Employee's profits or benefits arising out of such violation, which rights shall be cumulative and in addition to any other action or remedies to which Employer may be entitled.

         In the event that any Non-Competition provision of this Agreement shall be held by a court of competent jurisdiction to be, in any respect, an unreasonable restriction of Employee, then the court so holding may reduce the territory to which it pertains and/or the period of time to which it operates or affect any other change to the extent necessary to render the Non-Competition provisions and the Non-Disclosure of Information provisions of this Contract enforceable by the said court.

F.       WAIVERABILITY OF PROVISIONS

         In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected nor impaired thereby and such provisions shall be enforced to the fullest extent possible in accordance with the mutual intent of the parties hereto.

G.       NON-WAIVER AGREEMENT

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and is signed by the Employee and an executive officer of Employer.
         No waiver by either party hereto of the other party's compliance with, or breach of, any condition or provision herein to be performed by said party shall constitute a simultaneous waiver of any other terms, provisions or conditions herein nor shall such waiver by either party constitute a continuing waiver of said pertinent term, provision, or condition subsequent thereto unless such continuation of waiver is agreed to in writing by the parties pursuant to the terms of this paragraph.





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H.       WARRANTIES AND REPRESENTATION

         This Agreement, including attachments, contains the entire agreement between the parties hereto and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

I.       APPLICABLE LAW

         The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee.

         Agreement is made and entered into this 22nd day of December, 1994.


ACCEPTED BY:                                THOMAS NELSON, INC.


/s/ Raymond T. Capp                         By: /s/ Sam Moore
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                                            Name: Sam Moore
                                                  -----------------------------

                                            Title: CEO
                                                   ----------------------------



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